    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 1997

                                            REGISTRATION STATEMENT NO. 333-19733

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                               Amendment No. 1 to
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                        ADVANTA AUTO FINANCE CORPORATION
                    (SPONSOR OF THE TRUSTS DESCRIBED HEREIN)

   Nevada                300 WELSH ROAD, SUITE 400             23-2826077
(Jurisdiction)         HORSHAM, PENNSYLVANIA 19044            (I.R.S. Employer
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)  Identification No.)

                                KEVIN SHIPE, ESQ.
                        ADVANTA AUTO FINANCE CORPORATION
                            300 WELSH ROAD, SUITE 400
                           HORSHAM, PENNSYLVANIA 19044
                                  214-444-4663
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              CHRIS DIANGELO, ESQ.
                                DEWEY BALLANTINE
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|



     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|


     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                            PROPOSED               PROPOSED
                                                    AMOUNT                  MAXIMUM                MAXIMUM              AMOUNT OF
                                                    TO BE                   AGGREGATE PRICE        AGGREGATE            REGISTRATION
TITLE OF SECURITIES BEING REGISTERED                REGISTERED              PER UNIT(1)            OFFERING PRICE(1)    FEE
------------------------------------------------------------------------------------------------------------------------------------
Auto Receivables Asset Backed  Notes and Auto        $1,000,000              100%                 $1,000,000            $303.03
Receivables Asset Backed Certificates (together,
the "Securities)
====================================================================================================================================


(1)  Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET
                                  TO FORM S-3

                                                                                       CAPTION OR LOCATION
       ITEM AND CAPTION IN FORM S-3                                                       IN PROSPECTUS

       ----------------------------                                                       -------------
 1.  Forepart of the Registration Statement
        and Outside Front Cover Page of                                         Forepart of Registration Statement;
        Prospectus ..........................................................     Outside Front Cover Page**

 2.  Inside Front and Outside Back Cover Page of                                Inside Front Cover Page**; Outside
        Prospectus ..........................................................     Back Cover Page**

 3.  Summary Information, Risk Factors and Ratio                                Summary of Prospectus**; Special
        of Earnings to Fixed Charges ........................................     Considerations**;*

 4.  Use of Proceeds ........................................................   Use of Proceeds
 5.  Determination of Offering Price ........................................   *
 6.  Dilution ...............................................................   *
 7.  Selling Security Holders ...............................................   *
 8.  Plan of Distribution ...................................................   Methods of Distribution**

                                                                                Outside Front Cover Page**;
                                                                                  Summary of Prospectus**;
                                                                                  Description of the Securities**;
                                                                                  Certain Federal Income Tax
 9.  Description of Securities to be Registered .............................     Consequences**

10.  Interests of Named Experts and Counsel .................................   *
11.  Material Changes .......................................................   *

                                                                                Inside Front Cover Page**;
                                                                                  Incorporation of Certain
12.  Incorporation of Certain Information by Reference ......................     Documents by Reference

13.  Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities ......................   See page II-3


-----------------

*  Not applicable or answer is negative.
** To be completed from time to time
     by Prospectus Supplement.

PROSPECTUS
--------------------------------------------------------------------------------
              Auto Receivables Backed Securities Issuable in Series

                        ADVANTA AUTO FINANCE CORPORATION




     This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Company, a Transferor, or by a trust to be formed by the Company or a Transferor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Company, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement is referred to herein as the "Issuer."

     Capitalized terms used herein are defined terms having specific meanings. An "Index of Defined Terms" is set forth as page hereto, which indicates the page on which such defined terms are defined.

     Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (the "Trust Property") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Property (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. The Trust Property may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, together with all monies received relating thereto (the "Contracts"). The Trust Property may also include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Property or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreements -- Credit and Cash Flow Enhancement." The Receivables in the Trust Property for a series will have been originated or purchased by the Company . The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.


     Each series of Securities may include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related

Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."


     It is not expected that any Securities described herein will be listed on any securities exchange. Such lack of exchange listing is likely to result in a relatively illiquid market for the Securities. It is, however, further expected that the underwriter(s) of each series of Securities will make a market for such Securities for so long as they remain outstanding, although such underwriter(s) will have no obligation to the Company or the related Securityholders so to make a market.


     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF THE COMPANY, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, ANY TRANSFEROR, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS" PAGE 15.
________________________________________________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

     The date of this Prospectus is __________, 1997.

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Property; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust Property may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address for such Web site is: http://www.sec.gov.


     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     All documents subsequently filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of an Issuer, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS


     So long as the Securities are in book-entry form, monthly and annual reports concerning the related Securities and the related Issuer will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Securities pursuant to the related Trust Agreement. DTC will supply such reports to Securityholders in accordance with its procedures. If such Securities are not in book-entry form, the Securityholders will receive such reports directly from the related Trustee, rather than indirectly from DTC. In connection with their distribution on each Payment Date, the related Securityholders will receive a statement containing the following information, at a minimum: the amount of such distribution relating to interest, the amount of such distribution relating to principal, the Pool Factor, the interest rate (for variable rate Securities) and delinquency information with respect to the related Receivables. To the extent required by the Securities Exchange Act of 1934, as amended, the related Issuer will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. The Company has determined that the financial statements of no entity other than the Security Insurer are material to the offering made hereby. Each Issuer will be formed to own the Receivables, hold and administer the Pre-Funding Account, to issue the Securities and to acquire the Subsequent Receivables, if available. Each Issuer will have no assets or obligations prior to issuance of the Securities and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the related Issuer will be included in the related Prospectus Supplement. The audited financial statements of the Security Insurer will be set forth in (or incorporated by reference in) the related Prospectus Supplement, and the unaudited interim financial statements of the Security Insurer will be set forth in (or incorporated by reference in) the related Prospectus Supplement. The Company intends to discontinue filing periodic reports at the beginning of the company's next fiscal year, to the extent permitted by Section 15(d) of the Exchange Act.

                                SUMMARY OF TERMS


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms," which appears on page hereof.


Issuer..............................    With   respect   to   each   series   of
                                        Securities,   either  the   Company,   a
                                        special-purpose  finance  subsidiary  of
                                        the Company  which may be organized  and
                                        established  by the Company with respect
                                        to  the  Trust   Property   (each   such
                                        special-purpose    finance   subsidiary,
                                        a "Transferor")   or  a  trust  (each, a
                                        "Trust")  to be formed  by the  Company.
                                        For  purposes  of this  Prospectus,  the
                                        term   "Company"   includes   the   term
                                        "Transferor".  The Company, a Transferor
                                        or a Trust issuing  Securities  pursuant
                                        to  this   Prospectus  and  the  related
                                        Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See "The
                                        Issuers."


Company.............................    Advanta   Auto    Finance    Corporation
                                        ("Advanta" or, the "Company"),  a Nevada
                                        corporation.  The  Receivables  will  be
                                        either   (i)   originated   by   various
                                        dealers,   which   may  or  may  not  be
                                        affiliated     with    one    or    more
                                        manufacturers  of  vehicles  ("Dealers",

                                        and  together  with such  manufacturers,
                                        "Vendors")   or  (ii)  acquired  by  the
                                        Company from other originators or owners
                                        of     Receivables.     The    Company's
                                        origination    business    is   one   of
                                        "indirect"      originations      (i.e.,
                                        originations   through   the   Company's
                                        network  of  participating  brokers  and
                                        dealers)     rather    than     "direct"
                                        originations   (in   which   prospective
                                        borrowers,  having decided to purchase a
                                        specific  Vehicle,  approach the Company
                                        directly (or are  contacted  directly by
                                        the   Company,   as   through   a   mail
                                        solicitation  or  telemarketing  effort)
                                        rather  than   through  a  dealer  or  a
                                        broker).  The Company is not  affiliated
                                        with   any   dealers.    The   Company's
                                        principal  executive offices are located
                                        at 300 Welsh Road,  Suite 400,  Horsham,
                                        Pennsylvania  19044,  and its  telephone
                                        number  is  (215)  283-4200.   See  "The
                                        Company and the Servicer."

Servicer............................    Advanta   Auto    Finance    Corporation
                                        ("Advanta"  or, in its  capacity  as the
                                        servicer,   the   "Servicer")   or   its
                                        designee,  as  described  in the related
                                        Prospectus  Supplement.  See  "Advanta's
                                        Automobile    Financing    Program    --
                                        Servicing and Collections."


Trustee.............................    The   Trustee   for   each   series   of
                                        Securities  will  be  specified  in  the
                                        related   Prospectus   Supplement.    In
                                        addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture
                                        Act of 1939 and the  Investment  Company
                                        Act of 1940.

The Securities .....................    Each Class of  Securities  of any series
                                        will    either    evidence    beneficial
                                        ownership in a segregated pool of assets
                                        (the "Trust Property") (such Securities,
                                        "Certificates")    or   will   represent
                                        indebtedness of the Issuer secured by the Trust Property (such Securities,
                                        "Notes"), as described herein and in the

                                        related Prospectus Supplement. The Trust
                                        Property may consist of any  combination
                                        of retail  installment  sales  contracts
                                        between   manufacturers,    dealers   or
                                        certain  other  originators  and  retail
                                        purchasers   secured  by  new  and  used
                                        automobiles   and  light   duty   trucks
                                        financed   thereby,   or   participation
                                        interests  therein,  together  with  all
                                        monies  received  relating  thereto (the
                                        "Contracts").  The Trust  Property  also
                                        may  include a security  interest in the
                                        underlying new and used  automobiles and
                                        light duty trucks and property  relating
                                        thereto,   together  with  the  proceeds
                                        thereof (the "Vehicles" and together with the Contracts, the "Receivables").

                                        The   Trust    Property   will   include
                                        Receivables  with  respect  to which the
                                        related Contract or the related Vehicles
                                        is   subject   to   federal   or   state
                                        registration or titling requirements.


                                        If and to the  extent  specified  in the
                                        related  Prospectus  Supplement,  credit
                                        enhancement  with  respect  to the Trust
                                        Property or any class of Securities  may
                                        include   any   one  or   more   of  the
                                        following:    a    financial    guaranty
                                        insurance policy (a "Policy") issued  by
                                        an  insurer  specified  in  the  related
                                        Prospectus    Supplement,    a   reserve
                                        account,  letters of  credit,  credit or
                                        liquidity   facilities,    third   party
                                        payments or other support, cash deposits
                                        or other arrangements. In addition to or
                                        in   lieu  of  the   foregoing,   credit
                                        enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization.
                                        The Company will originate Receivables or acquire Receivables from one or more originators on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.


                                        With respect to  Securities  issued by a
                                        Trust,  each Trust  will be  established
                                        pursuant  to  an  agreement   (each,   a
                                        "Pooling Agreement") by and between the Company and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                                        With   respect   to   Securities    that
                                        represent debt issued by the Issuer, the
                                        Issuer  will  enter  into  an  indenture
                                        (each,  an  "Indenture")  by and between
                                        the Issuer and the trustee named on such
                                        Indenture  (the "Indenture   Trustee").
                                        Each Indenture will describe the related pool of Receivables comprising the Trust Property and securing the debt issued by the related Issuer.

                                        The  Receivables  comprising  the  Trust
                                        Property   will  be   serviced   by  the
                                        Servicer   pursuant   to   a   servicing
                                        agreement     (each,     a    "Servicing
                                        Agreement") by and between the Servicer and the related Issuer.

                                        In the case of the Trust Property of any
                                        class  of  Securities,  the  contractual
                                        arrangements     relating     to     the
                                        establishment  of a Trust,  if any,  the
                                        servicing of the related Receivables and
                                        the  issuance of the related  Securities
                                        may be contained in a single  agreement,
                                        or in several  agreements  which combine
                                        certain    aspects   of   the    Pooling
                                        Agreement,  the Servicing  Agreement and
                                        the  Indenture   described   above  (for
                                        example,   a   pooling   and   servicing
                                        agreement, or a servicing and collateral
                                        management  agreement).  For purposes of
                                        this   Prospectus,   the   term   "Trust
                                        Agreement" as used with respect to Trust
                                        Property means, collectively, and except
                                        as  otherwise  described  in the related
                                        Prospectus   Supplement,   any  and  all
                                        agreements relating to the establishment
                                        of a Trust, if any, the servicing of the
                                        related  Receivables and the issuance of
                                        the   related   Securities.   The   term
                                        "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.


                                     Securities Will Be Non-Recourse.

                                        The Securities  will not be obligations,
                                        either recourse or non-recourse  (except
                                        for certain  non-recourse debt described
                                        under "Certain Tax Considerations"),  of
                                        the Company, the related Servicer or any
                                        person  other than the  related  Issuer.
                                        The  Notes of a given  series  represent
                                        obligations  of  the  Issuer,   and  the
                                        Certificates of a given series represent
                                        beneficial   interests  in  the  related
                                        Issuer   only   and  do  not   represent
                                        interests  in  or   obligations  of  the
                                        Company,  the related Servicer or any of
                                        their  respective  affiliates other than
                                        the  related  Issuer.  In  the  case  of
                                        Securities  that  represent   beneficial
                                        ownership   interest   in  the   related
                                        Issuer,  such  Securities will represent
                                        the  beneficial  ownership  interests in
                                        such  Issuer  and  the  sole  source  of
                                        payment  will  be  the  assets  of  such
                                        Issuer.  In the case of Securities  that
                                        represent  debt  issued  by the  related
                                        Issuer, such Securities will
                                        be  secured  by  assets  in the  related
                                        Trust  Property.   Notwithstanding   the
                                        foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                                     General   Nature  of  the   Securities   as
                                     Investments.

                                        All of the Securities  offered  pursuant
                                        to  this   Prospectus  and  the  related
                                        Prospectus  Supplement  will be rated in
                                        one   of   the   four   highest   rating
                                        categories   by  one  or   more   Rating
                                        Agencies (as defined herein).

                                        Additionally,   except  to  the   extent

                                        provided  in  the   related   Prospectus
                                        Supplement,   all  of   the   Securities
                                        offered  pursuant to this Prospectus and
                                        the related  Prospectus  Supplement will
                                        be  of  the  fixed-income  type  ("Fixed
                                        Income   Securities").    Fixed   Income
                                        Securities  will  generally be styled as
                                        debt  instruments,  having  a  principal
                                        balance  and a specified  interest  rate
                                        ("Interest    Rate").    Fixed    Income
                                        Securities    may    either    represent
                                        beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

- Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                        A series may include one or more Classes
                                        of  Fixed  Income   Securities   ("Strip
                                        Securities")  entitled  (i) to principal
                                        distributions,   with  disproportionate,
                                        nominal or no interest distributions, or
                                        (ii)  to  interest  distributions,  with
                                        disproportionate,    nominal    or    no
                                        principal distributions.  In addition, a
                                        series of Securities  may include two or
                                        more Classes of Fixed Income  Securities
                                        that  differ  as to  timing,  sequential
                                        order,  priority  of  payment,  Interest
                                        Rate  or  amount  of   distribution   of
                                        principal or interest or both,  or as to
                                        which   distributions  of  principal  or
                                        interest  or  both on any  Class  may be
                                        made upon the  occurrence  of  specified
                                        events, in accordance with a schedule or
                                        formula,  or on the basis of collections
                                        from designated  portions of the related
                                        pool of Receivables. Any such series may
                                        include  one or more  Classes  of  Fixed
                                        Income       Securities        ("Accrual
                                        Securities"),   as  to   which   certain
                                        accrued interest will not be distributed
                                        but   rather   will  be   added  to  the

                                        principal  balance (or nominal  balance,
                                        in the case of Accrual  Securities which
                                        are also  Strip  Securities)  thereof on
                                        each  Payment   Date,   as   hereinafter
                                        defined, or in the manner described in the related Prospectus Supplement.

                                        If so provided in the related Prospectus
                                        Supplement,  a series may include one or
                                        more  other   Classes  of  Fixed  Income
                                        Securities  (collectively,  the  "Senior
                                        Securities")  that are  senior to one or
                                        more  other   Classes  of  Fixed  Income
                                        Securities      (collectively,       the
                                        "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                                        In addition,  certain  Classes of Senior
                                        (or   Subordinate)   Securities  may  be
                                        senior to other  Classes  of Senior  (or
                                        Subordinate) Securities in respect of such distributions or losses.

                                     General Payment Terms of Securities.

                                        As  provided   in  the   related   Trust
                                        Agreement   and  as   described  in  the
                                        related   Prospectus   Supplement,   the
                                        holders      of      the      Securities
                                        ("Securityholders")  will be entitled to
                                        receive  payments on their Securities on
                                        specified   dates   (each,   a  "Payment
                                        Date"). Payment

                                        Dates  with   respect  to  Fixed  Income
                                        Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                                        The related  Prospectus  Supplement will
                                        describe  a  date  (the  "Record  Date")
                                        preceding such Payment Date, as of which
                                        the Trustee or its paying agent will fix
                                        the identity of the  Securityholders for
                                        the purpose of receiving payments on the
                                        next   succeeding   Payment   Date.   As
                                        described  in  the  related   Prospectus

                                        Supplement,  the Payment  Date will be a
                                        specified  day of each  month,  commonly
                                        the   tenth,   twelfth,   fifteenth   or
                                        twenty-fifth  day of each month (or,  in
                                        the  case of  quarterly-pay  Securities,
                                        the   tenth,   twelfth,   fifteenth   or
                                        twenty-fifth  day of every third  month;
                                        and  in  the  case  of  semi-annual  pay
                                        Securities,    the    tenth,    twelfth,
                                        fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                                        Each  Trust  Agreement  will  describe a
                                        period  (each,  a  "Remittance  Period")
                                        preceding   each   Payment   Date   (for
                                        example,  in  the  case  of  monthly-pay
                                        Securities, the calendar month preceding
                                        the  month  in  which  a  Payment   Date
                                        occurs).  As more fully described in the
                                        related      Prospectus      Supplement,
                                        collections  received on or with respect
                                        to the related Receivables  constituting
                                        Trust   Property   during  a  Remittance
                                        Period  will be  required to be remitted
                                        by the  Servicer to the related  Trustee
                                        prior to the  related  Payment  Date and
                                        will  be  used  to  fund   payments   to
                                        Securityholders on such Payment Date. As
                                        may  be   described   in   the   related
                                        Prospectus Supplement, the related Trust
                                        Agreement  may  provide  that  all  or a
                                        portion of the payments  collected on or
                                        with respect to the related  Receivables
                                        may be applied by the related Trustee to
                                        the     acquisition     of    additional
                                        Receivables  during a  specified  period
                                        (rather than be used to fund payments of
                                        principal to Securityholders during such
                                        period),   with  the  result   that  the
                                        related   Securities   will  possess  an
                                        interest-only   period,   also  commonly
                                        referred to as a revolving period, which
                                        will  be  followed  by  an  amortization
                                        period.   Any  such   interest  only  or
                                        revolving    period   may,    upon   the
                                        occurrence  of  certain   events  to  be
                                        described  in  the  related   Prospectus
                                        Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                                        In addition,  and as may be described in
                                        the related Prospectus  Supplement,  the
                                        related Trust Agreement may provide that
                                        all  or  a  portion  of  such  collected
                                        payments  may be retained by the Trustee
                                        (and   held   in    certain    temporary
                                        investments,  including Receivables) for
                                        a specified  period  prior to being used
                                        to  fund   payments  of   principal   to
                                        Securityholders.

                                        Such retention and temporary  investment
                                        by  the   Trustee   of  such   collected
                                        payments  may be required by the related
                                        Trust  Agreement  for the purpose of (a)
                                        slowing  the  amortization  rate  of the
                                        related   Securities   relative  to  the
                                        installment   payment  schedule  of  the
                                        related  Receivables,  or (b) attempting
                                        to match  the  amortization  rate of the
                                        related  Securities  to an  amortization
                                        schedule  established  at the time  such
                                        Securities are issued.  Any such feature
                                        applicable   to   any   Securities   may
                                        terminate  upon the occurrence of events
                                        to   be   described   in   the   related
                                        Prospectus   Supplement,   resulting  in
                                        distributions     to    the    specified
                                        Securityholders and an acceleration of the amortization of such Securities.

                                        As more fully  specified  in the related
                                        Prospectus   Supplement,   neither   the
                                        Securities     nor    the     underlying
                                        Receivables   will  be   guaranteed   or
                                        insured  by any  governmental  agency or
                                        instrumentality  or  the  Company,   the
                                        related Servicer, any Trustee, or any of their affiliates.

No Investment Companies.............    Neither  the  Company nor any Trust will
                                        register  as  an  "investment   company"
                                        under  the  Investment  Company  Act  of
                                        1940,   as  amended   (the   "Investment
                                        Company Act").



Risk Factors........................    There are material risks associated with
                                        an investment in the Securities  offered
                                        hereby;   prospective    Securityholders
                                        should read "Risk Factors" herein, as well as the "Risk Factors" section of the related Prospectus Supplement.

Securities will not be
listed on any Exchange..............    It is not expected  that any  Securities
                                        described  herein  will be listed on any
                                        securities   exchange.   Such   lack  of
                                        exchange  listing is likely to result in
                                        a  relatively  illiquid  market  for the
                                        Securities.   It  is,  however,  further
                                        expected that the underwriter(s) of each
                                        series of Securities  will make a market
                                        for such  Securities for so long as they
                                        remain   outstanding,    although   such
                                        underwriter(s)  will have no  obligation
                                        to   the    Company   or   the   related
                                        Securityholders so to make a market.

                                        See "Risk Factors -- Limited Liquidity" herein.


The Residual Interest...............    With   respect   to  each   Trust,   the
                                        "Residual    Interest"   at   any   time
                                        represents  the  rights  to the  related
                                        Trust   Property   in   excess   of  the
                                        Securityholders'  interest of all series
                                        then  outstanding  that  were  issued by
                                        such Trust. The Residual Interest in any
                                        Trust  Property  will  fluctuate  as the
                                        aggregate  Pool Balance (as  hereinafter
                                        defined) of such Trust Fund changes from
                                        time to time.  A portion of the Residual
                                        Interest   in  any  Trust  may  be  sold
                                        separately in one or more public or private transactions.

Master Trusts; Issuance of
Additional Series ..................    As  may  be  described  in  the  related
                                        Prospectus  Supplement,  the Company may
                                        cause one or more of the Trusts  (such a
                                        Trust,   a  "Master   Trust")  to  issue
                                        additional  series  of  Securities  from
                                        time to time. Under each Trust Agreement
                                        relating  to a  Master  Trust  (each,  a
                                        "Master Trust  Agreement"),  the Company
                                        may  determine the terms of any such new
                                        series.    See   "Description   of   the

                                        Securities -- Master Trusts."

                                        The   Company   may  cause  the  related
                                        Trustee  to offer any such new series to
                                        the  public  or  other   investors,   in
                                        transactions either registered under the
                                        Securities    Act   or    exempt    from
                                        registration  thereunder,   directly  or
                                        through  one  or  more  underwriters  or
                                        placement    agents,    in   fixed-price
                                        offerings or in negotiated transactions or otherwise.


                                        A new  series  to be  issued by a Master
                                        Trust  which  has a  series  outstanding
                                        may, only be issued upon satisfaction of
                                        the  conditions  described  herein under
                                        "Description of the Securities -- Master
                                        Trusts".     Securities    secured    by
                                        Receivables held by a Master Trust shall
                                        be entitled to moneys received  relating
                                        to such  Receivables on a equal priority
                                        basis  with  other   Securities   issued
                                        pursuant to the other Trust Agreements by such Master Trust.


Cross-Collateralization ............    As  described   in  the  related   Trust
                                        Agreement  and  the  related  Prospectus
                                        Supplement, the source of payment for Securities of each series will be the assets of the related Trust Property only.

                                        However,  as  may  be  described  in the
                                        related Prospectus Supplement,  a series
                                        or class of  Securities  may include the
                                        right to  receive  moneys  from a common
                                        pool of credit  enhancement which may be
                                        available  for more  than one  series of
                                        Securities,  such  as a  master  reserve
                                        account,  master  insurance  policy or a
                                        master  collateral  pool  consisting  of
                                        similar Receivables. Notwithstanding the
                                        foregoing,   and  as  described  in  the
                                        related   Prospectus   Supplement,    no
                                        payment  received on any Receivable held
                                        by  any  Trust  may  be  applied  to the
                                        payment  of  Securities  issued  by  any
                                        other  Trust   (except  to  the  limited
                                        extent
                                        that  certain  collections  in excess of
                                        the  amounts  needed to pay the  related
                                        Securities  may be deposited in a common
                                        master    reserve    account    or    an
                                        overcollateralization    account    that
                                        provides  credit  enhancement  for  more
                                        than one  series  of  Securities  issued
                                        pursuant    to   the    related    Trust
                                        Agreement).


Trust Property......................    As specified  in the related  Prospectus
                                        Supplement,   the  Trust  Property  will
                                        consist of the  related  Contracts,  and
                                        may  include a security  interest in the
                                        related  Vehicles.  If and to the extent
                                        specified  in  the  related   Prospectus
                                        Supplement,   credit   enhancement  with
                                        respect to Trust  Property  or any class
                                        of  Securities  may  include  any one or
                                        more of the  following:  a Policy issued
                                        by an insurer  specified  in the related
                                        Prospectus    Supplement,    a   reserve
                                        account,  letters of  credit,  credit or
                                        liquidity     facilities,     repurchase
                                        obligations,  third  party  payments  or
                                        other  support,  cash  deposits or other
                                        arrangements.  In addition to or in lieu
                                        of the foregoing, credit enhancement may
                                        be provided  by means of  subordination,
                                        cross-support  among the  Receivables or
                                        over-collateralization. See "Description
                                        of the Trust  Agreement  --  Credit  and
                                        Cash Flow  Enhancement."  The  Contracts
                                        are  obligations for the purchase of the
                                        Vehicles, or evidence borrowings used to
                                        acquire the  Vehicles.  As  specified in
                                        the related Prospectus  Supplement,  the
                                        Contracts  may  consist  of  Rule of 78s
                                        Contracts, or Simple Interest Contracts.
                                        Generally,   "Rule  of  78s   Contracts"
                                        provide for fixed level monthly payments
                                        which will  amortize  the full amount of
                                        the Contract over its term.  The Rule of
                                        78s Contracts  provide for allocation of
                                        payments   according   to  the  "sum  of
                                        periodic balances" or "sum of monthly payments" method (the "Rule of 78s").

                                        Each Rule of 78s  Contract  provides for
                                        the   payment   by  the   Obligor  of  a
                                        specified   total  amount  of  payments,
                                        payable in monthly  installments  on the
                                        related due date, which total represents
                                        the   principal   amount   financed  and
                                        finance charges in an amount  calculated
                                        on  the   basis  of  a   stated   annual
                                        percentage  rate ("APR") for the term of
                                        such  Contract.  The rate at which  such
                                        amount of finance charges is earned and,
                                        correspondingly,   the  amount  of  each
                                        fixed  monthly   payment   allocated  to
                                        reduction of the  outstanding  principal
                                        balance  of  the  related  Contract  are
                                        calculated in  accordance  with the Rule
                                        of 78s.  Under  the  Rule  of  78s,  the
                                        portion  of each  payment  allocable  to
                                        interest  is  higher  during  the  early
                                        months  of the  term of a  Contract  and
                                        lower  during  later  months  than  that
                                        under  a  constant   yield   method  for
                                        allocating payments between interest and
                                        principal.      Notwithstanding      the
                                        foregoing,  as  specified in the related
                                        Prospectus   Supplement,   all  payments
                                        received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis.



                                        "Simple Interest  Contracts" provide for
                                        the  amortization of the amount financed
                                        under  the  receivable  over a series of
                                        fixed level monthly  payments.  However,
                                        unlike the monthly payment under Rule of
                                        78s  Contracts,   each  monthly  payment
                                        consists of an  installment  of interest
                                        which is  calculated on the basis of the
                                        outstanding  principal  balance  of  the
                                        receivable  multiplied by the stated APR
                                        and  further  multiplied  by the  period
                                        elapsed  (as a  fraction  of a  calendar
                                        year)  since the  preceding  payment  of
                                        interest  was  made.   As  payments  are
                                        received   under   a   Simple   Interest
                                        Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date,  the  portion  of the  payment
                                        allocable  to  interest  for the  period
                                        since  the  preceding  payment  was made
                                        will be less than it would have been had
                                        the payment been made as scheduled,  and
                                        the  portion of the  payment  applied to
                                        reduce the unpaid principal balance will
                                        be correspondingly greater.  Conversely,
                                        if  an  Obligor  pays  a  fixed  monthly
                                        installment   after  its  scheduled  due
                                        date,   the   portion  of  the   payment
                                        allocable  to  interest  for the  period
                                        since  the  preceding  payment  was made
                                        will be greater  than it would have been
                                        had the payment been made as  scheduled,
                                        and the portion of the  payment  applied
                                        to reduce the
                                        unpaid   principal   balance   will   be
                                        correspondingly  less.  In either  case,
                                        the   Obligor   pays  a  fixed   monthly
                                        installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

                                        If an Obligor elects to prepay a Rule of
                                        78s Contract in full,  it is entitled to
                                        a   rebate   of  the   portion   of  the
                                        outstanding balance then due and payable
                                        attributable    to   unearned    finance
                                        charges.  If a Simple Interest  Contract
                                        is  prepaid,   rather  than   receive  a
                                        rebate,  the  Obligor is required to pay
                                        interest only to the date of prepayment.
                                        The  amount of a rebate  under a Rule of
                                        78s Contract  calculated  in  accordance
                                        with the Rule of 78s will always be less
                                        than had such rebate been  calculated on
                                        an actuarial basis and generally will be
                                        less   than  the   remaining   scheduled
                                        payments of  interest  that would be due
                                        under a  Simple  Interest  Contract  for
                                        which   all   payments   were   made  on
                                        schedule.        Distributions        to
                                        Securityholders  may not be  affected by

                                        Rule of 78s  rebates  under  the Rule of
                                        78s  Contracts  because  pursuant to the
                                        related   Prospectus   Supplement   such
                                        distributions may be determined using the actuarial or simple interest method.

                                        The related  Prospectus  Supplement will
                                        further    describe    the    type   and
                                        characteristics    of   the    Contracts
                                        included in the Trust Property  relating
                                        to the  Securities  offered  pursuant to
                                        this    Prospectus   and   the   related
                                        Prospectus Supplement.



                                        The   Company   will   either   transfer
                                        Receivables  to a  Trust  pursuant  to a
                                        Pooling    Agreement   or   pledge   the
                                        Company's  right,  title and interest in
                                        and to such  Receivables to a Trustee on
                                        behalf of Securityholders pursuant to an
                                        Indenture.   The   obligations   of  the
                                        Company,   the  Servicer,   the  related
                                        Trustee   and  the   related   Indenture
                                        Trustee, if any, under the related Trust
                                        Agreement  include those specified below
                                        and    in   the    related    Prospectus
                                        Supplement.

                                        In  addition,  if so  specified  in  the
                                        related Prospectus Supplement, the Trust
                                        Property will include  monies on deposit
                                        in   a    Pre-Funding    Account    (the
                                        "Pre-Funding Account") to be established
                                        with the Trustee,  which will be used to
                                        acquire   Additional   Receivables   (as
                                        hereinafter  defined)  from time to time
                                        during    the    "Pre-Funding    Period"
                                        specified  in  the  related   Prospectus
                                        Supplement.  The Pre-Funding Account, if
                                        any, will be reduced  during the related
                                        Pre-Funding Period by the amount thereof
                                        used to purchase Additional Receivables.
                                        Any amount  remaining in the Pre-Funding
                                        Account  at  the  end  of  the   related
                                        Pre-Funding  Period will be  distributed
                                        to  the  related  Securityholders,   pro
                                        rata, on the Payment Date immediately following the end of the Pre-Funding Period.

                                        If  and to the  extent  provided  in the
                                        related   Prospectus   Supplement,   the

                                        Company will be obligated (subject only to the availability thereof) to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.


Special Payment
  Features..........................    The    Receivables   may   contain   the
                                        following special payment features:

                                        "Balloon"   Payments:   In  a  "balloon"
                                        payment Receivable,  the final scheduled
                                        payment may be substantially higher than
                                        the preceding scheduled  payments.  Such
                                        balloon  payment  Receivables may have a
                                        higher  risk  of loss  than  Receivables
                                        that do not contain  such a feature,  as
                                        borrowers may have  difficulty in paying
                                        (or   refinancing)   the   large   final
                                        payment.

                                        Adjustable Rate Receivables:  Certain of
                                        the Receivables  may calculate  interest
                                        on an  adjustable  rate  basis (an index
                                        such as Prime or LIBOR) rather than on a
                                        fixed rate basis.  Such  Receivables may
                                        be  subject to  minimum  ("floors")  and
                                        maximum ("caps") rates of interest. Such
                                        adjustable  rate  Receivables  may  have
                                        higher risk of loss than do  Receivables
                                        with  a  fixed  rate  of  interest,   as
                                        borrowers may have difficulty paying the higher monthly payments which result from an increase in rates.

                                        "Pay  for  Performance"   Program:   The
                                        Company  may  offer  loans in which  the
                                        interest   rate  may   decrease  if  the
                                        borrower maintains a steady history of timely payment over a specified period of time. Any such decrease in rate,

                                        although generally indicative of good performance, may result in decreased cash received by the related Issuer.


Registration of Securities..........

                                        Securities  may be represented by global
                                        securities  registered  in the  name  of
                                        Cede & Co.  ("Cede"),  as nominee of The
                                        Depository  Trust  Company  ("DTC"),  or
                                        another    nominee.    In   such   case,
                                        Securityholders  will not be entitled to
                                        receive      definitive       securities
                                        representing    such    Securityholders'
                                        interests,     except     in     certain
                                        circumstances  described  in the related
                                        Prospectus Supplement.  See "Description
                                        of  the   Securities   --   Book   Entry
                                        Registration" herein.

Credit and Cash Flow
Enhancement ........................    If and to the  extent  specified  in the
                                        related  Prospectus  Supplement,  credit
                                        enhancement   with   respect   to  Trust
                                        Property or any class of Securities  may
                                        include   any   one  or   more   of  the
                                        following: a Policy issued by an insurer
                                        specified  in  the  related   Prospectus
                                        Supplement  (a  "Security  Insurer"),  a
                                        reserve  account,   letters  of  credit,
                                        credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See
                                        "Description  of the Trust  Agreement --
                                        Credit and Cash Flow Enhancement."

Repurchase Obligations and
the Receivables Acquisition
Agreement...........................    As more fully  described  in the related
                                        Prospectus Supplement,  the Company will
                                        be obligated to acquire from the related
                                        Trust Property any Receivable  which was
                                        transferred   pursuant   to  a   Pooling
                                        Agreement  or  pledged  pursuant  to  an
                                        Indenture   if  the   interest   of  the
                                        Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company with respect to such Receivable,

                                        which  breach  has not  been  cured.  In
                                        addition, if so specified in the related
                                        Prospectus  Supplement,  the Company may
                                        from  time  to  time  reacquire  certain
                                        Receivables   of  the  Trust   Property,
                                        subject  to  specified   conditions  set
                                        forth in the related Trust Agreement.

Servicer's Compensation.............    The   Servicer   shall  be  entitled  to
                                        receive  a fee for  servicing  the Trust
                                        Property equal to a specified percentage
                                        of the value of such Trust Property,  as
                                        set  forth  in  the  related  Prospectus
                                        Supplement.   See  "Description  of  the
                                        Trust     Agreements     --    Servicing
                                        Compensation"  herein and in the related
                                        Prospectus Supplement.

Certain Legal Aspects
of the Contracts....................

                                        With  respect  to  the  transfer  of the
                                        Contracts to the related Trust  pursuant
                                        to a Pooling  Agreement or the pledge of
                                        the related  Issuer's  right,  title and
                                        interest  in and to  such  Contracts  on
                                        behalf of Securityholders pursuant to an
                                        Indenture,  the Company will warrant, in
                                        each case,  that such transfer is either
                                        a valid  transfer and  assignment of the
                                        Contracts to the Trust or the grant of a
                                        security interest in the Contracts. Each
                                        Prospectus  Supplement will specify what
                                        actions  will be taken by which  parties
                                        as will be  required  to perfect  either
                                        the  Issuer's  or  the  Securityholders'
                                        security interest in the Contracts.  The
                                        Company may also  warrant  that,  if the
                                        transfer or
                                        pledge  by it to  the  Trust  or to  the
                                        Securityholders  is deemed to be a grant
                                        to the  Trust or to the  Securityholders
                                        of a security interest in the Contracts,
                                        then   the   related   Issuer   or   the
                                        Securityholders   will   have  a   first
                                        priority   perfected  security  interest
                                        therein,  except for certain liens which

                                        have priority over previously  perfected
                                        security  interests by operation of law,
                                        and,  with  certain  exceptions,  in the
                                        proceeds   thereof.   Similar   security
                                        interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Company with respect to the Vehicles.

                                        Perfection  of  security   interests  in
                                        automobiles  and  light  duty  trucks is
                                        generally   governed   by  the   vehicle
                                        registration  or  titling  laws  of  the
                                        state   in   which   each   vehicle   is
                                        registered or titled.  In most states, a
                                        security   interest   in  a  vehicle  is
                                        perfected  by  notation  of the  secured
                                        party's    lien    on   the    vehicle's
                                        certificate  of title.  Each  Prospectus
                                        Supplement   will  specify  whether  the
                                        Company, the Servicer or the Trustee, in light of the administrative burden and expense, will amend any certificate of title to identify the Company or the Trustee as the new secured party on the certificates of title relating to the Vehicles. See "Certain Legal Aspects of the Receivables."

                                        Each Prospectus  Supplement will specify
                                        if the  Company  has  filed  or  will be
                                        required to file UCC (as herein defined)
                                        financing  statements   identifying  the
                                        Vehicles as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Vehicles will not be perfected in favor of the related Trust or Trustee. See "Certain Legal Aspects of the Receivables."


Optional Termination................    The  Servicer,   the  Company,   or,  if
                                        specified  in  the  related   Prospectus
                                        Supplement,  certain other entities may,
                                        at  their  respective  options,   effect
                                        early   retirement   of  a   series   of
                                        Securities under the  circumstances  and
                                        in the  manner  set forth  herein  under
                                        "Description  of The Trust  Agreement --
                                        Termination"    and   in   the   related
                                        Prospectus Supplement.  Such termination

                                        may  occur  either  at  a  date  certain
                                        (e.g.,   thirty  months   following  the
                                        issuance   date)   or   at   such   time
                                        as the Pool  Factor  has  declined  to a
                                        specified     level,      which     will
                                        generally  not exceed 10%.  The specific
                                        date       and/or       Pool      Factor
                                        level  at  which  such  termination  may
                                        occur     with      respect     to     a
                                        series of Securities  shall be set forth
                                        in      the      related      Prospectus
                                        Supplement.

Mandatory Termination...............    The  Trustee,  the  Servicer  or certain
                                        other entities  specified in the related
                                        Prospectus Supplement may be required to
                                        effect  early  retirement  of all or any
                                        portion  of a series  of  Securities  by
                                        soliciting   competitive  bids  for  the
                                        purchase   of  the  Trust   Property  or
                                        otherwise, under other circumstances and
                                        in the manner  specified in "Description
                                        of The Trust  Agreement --  Termination"
                                        and    in   the    related    Prospectus
                                        Supplement.  Such  termination may occur
                                        either at a date certain  (e.g.,  thirty
                                        months  following the issuance  date) or
                                        at such  time  as the  Pool  Factor  has
                                        declined  to a  specified  level,  which
                                        will   generally  not  exceed  10%.  The
                                        specific date and/or Pool Factor level at which such termination may occur with respect to a series of Securities shall be set forth in the related Prospectus
                                        Supplement.

Tax Considerations..................    Securities of each series offered hereby
                                        will,  for federal  income tax purposes,
                                        constitute  either  (i)  interests  in a
                                        Trust  treated as a grantor  trust under
                                        applicable   provisions   of  the   Code
                                        ("Grantor Trust Securities"),  (ii) debt
                                        issued by an  Issuer  or by the  Company
                                        ("Debt Securities") , (iii) interests in
                                        a   Trust   which   is   treated   as  a
                                        partnership ("  Partnership  Interests")
                                        or  (iv)  interests  in  a  Trust  which
                                        elects  to be  treated  as a  "financial
                                        asset  securitization  investment trust"
                                        (a "FASIT"). The tax characterization of
                                        any   series  of   Securities   will  be
                                        described  in  the  related   Prospectus
                                        Supplement, and the
                                        related Opinion of tax counsel will be filed as part of a Current Report 8-K filing in connection with each issuance.


                                        The   Prospectus   Supplement  for  each
                                        series  of  Securities  will  summarize,
                                        subject   to  the   limitations   stated
                                        therein,      federal     income     tax
                                        considerations relevant to the purchase,
                                        ownership   and   disposition   of  such
                                        Securities.

                                        Investors  are advised to consult  their
                                        tax  advisors  and  to  review  "Certain
                                        Federal    and    State    Income    Tax
                                        Consequences" in the related  Prospectus
                                        Supplement.

ERISA Considerations................    The   Prospectus   Supplement  for  each
                                        series  of  Securities  will  summarize,
                                        subject  to  the  limitations  discussed
                                        therein,    considerations   under   the
                                        Employee  Retirement Income Security Act
                                        of 1974, as amended ("ERISA"),  relevant
                                        to the  purchase of such  Securities  by
                                        employee  benefit  plans and  individual
                                        retirement    accounts.    See    "ERISA
                                        Considerations"     in    the    related
                                        Prospectus Supplement.

Ratings.............................    Each   Class   of   Securities   offered
                                        pursuant  to  this  Prospectus  and  the
                                        related  Prospectus  Supplement  will be
                                        rated in one of the four highest  rating
                                        categories  by  one  or  more  "national
                                        statistical  rating  organizations",  as
                                        defined in the  Securities  Exchange Act
                                        of  1934,  as  amended  (the   "Exchange
                                        Act"),  and  commonly   referred  to  as
                                        "Rating  Agencies".  Such  ratings  will
                                        address,  in the  opinion of such Rating
                                        Agencies, the likelihood that the Issuer
                                        will be able to make  timely  payment of
                                        all   amounts   due   on   the   related

                                        Securities in accordance  with the terms
                                        thereof.   Such   ratings  will  neither
                                        address   any    prepayment   or   yield
                                        considerations    applicable    to   any
                                        Securities      nor     constitute     a
                                        recommendation to buy, sell or hold any Securities.

                                        The ratings expected to be received with
                                        respect  to any  Securities  will be set
                                        forth   in   the   related    Prospectus
                                        Supplement.

                                  RISK FACTORS

     Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:


     Limited Liquidity May Result in a Securityholder Being Unable to Liquidate its Investment. It is not expected that any Securities described herein will be listed on any securities exchange. Such lack of exchange listing is likely to result in a relatively illiquid market for the Securities.

     There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide
Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so.

     Ownership of Contracts will not necessarily be vested in the related Trustee, with the result that delays and disruptions in payments may occur. The Company will warrant in a Trust Agreement (i) if the Company retains title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (ii) if the Company transfers such Contracts to an Issuer, that the transfer of the Contracts to such Issuer is either a valid assignment, transfer and conveyance of the Contracts to the Issuer or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Company or the Servicer will retain possession of such Contracts; provided that in case the Company retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any

Contracts remain in the possession of the Company, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Company, the Servicer, the Trustee or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Company, the Servicer or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the
Securityholders or an acceleration of the repayment of the Securities. The Company will be obligated to repurchase any Contract originated by the Company and currently in the related Trust Property if there is a breach of the Company's representations and warranties that materially and adversely affects the interests of the Trust in such Contract and such breach has not been cured.

     Security Interests in both the Receivables and the underlying Vehicles may not be valid under certain circumstances. The transfer of the Receivables by the Company to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trustee's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trustee, with the result that such Receivable would no longer be available as part of the Trust Property for the related series of Securities. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trustee prior to the time such proceeds are deposited by the Servicer into a Trust Account. See "Certain Legal Aspects of the Receivables".

     Except to the extent specified in the related Prospectus Supplement, each Contract will include a perfected security interest in the related Vehicle in favor of the Trustee or the Company (and, if perfected in the name of the Company, assigned pursuant to the related Trust Agreement to the Trustee for the benefit of the Securityholders). However, to the extent provided in the related Prospectus Supplement, due to the administrative burden and expense, the certificates of title of the Vehicles securing certain Contracts which reflect the security interest of the Company in such Vehicles may not be endorsed to reflect the Trustee's interest therein or delivered to the Trustee. In the absence of such endorsement and delivery, the Trustee may not have a perfected security interest in such Vehicles. As a result, a third party buyer of a Vehicle for value from an Obligor may extinguish the interest of the Trust in the Vehicle, a subsequent perfected lienholder may obtain a security interest senior in right to that of the Trust, and a trustee in bankruptcy of the Company may be able to assert successfully that the Trust did not have a security interest in the Vehicle. In addition, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Trustee in the Vehicles.

     Restrictions on Recoveries may result in the related Issuer receiving substantially less than the face amount of the related Contract. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the Company or any other person or entity whatsoever. The Company will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

     In the event that the Company or the Trustee must rely on repossession and disposition of Vehicles to recover scheduled payments due on defaulted contracts, i.e., Contracts which are seriously delinquent such as 90 or 120 days, or as to which the related Obligor has affirmatively indicated an inability or unwillingness to make payment ("Defaulted Contracts"), the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

     Although the transactions will be structured so as to minimize the risks associated with the Company's bankruptcy, such safeguards may not eliminate all such Risks. The Company will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Company under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the Trust Property becoming property of the estate of the Company within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the Company of one or more separate, limited-purpose
subsidiaries   (each,   a  "Finance   Subsidiary")   pursuant   to  articles  of
incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any

Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the Company in a proceeding under any Insolvency Law.


     With respect to the Trust Property, the Trustee and all Securityholders will covenant that they will not at any time institute against the Company or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Securityholders, the related Trust Agreement will provide that such Securityholders will be deemed to have made such covenant at the time that they acquire the Securities, without further act or deed required on their part.


     While an originator is the Servicer, cash collections held by such originator may, subject to certain conditions, be commingled and used for the benefit of such originator prior to each Payment Date and, in the event of the bankruptcy of such originator, the Company, a Trust or Trustee may not have a perfected interest in such collections.

     The Company believes that the transfer of the Receivables by the Company to a Finance Subsidiary should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of the Company, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Company to the Finance Subsidiary as a borrowing by the Company from the Finance Subsidiary or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the related Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

     Obligors of the Vehicles may be entitled to assert against the Company, the Issuer, or the Trust, if any, claims and defenses which they have against the Company with respect to the Receivables. The Company will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.


     Financial Condition of the Company may be relevant even if the intended bankruptcy characterization is sustained. The Company is generally not obligated to make any payments in respect of the Securities or the Receivables of a specific Trust. If the Company were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     In  certain  circumstances,   the  Company  will  be  required  to  acquire
Receivables from the related Trust Property with respect to which such representations and warranties have been breached. In the event that the Company is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

     Insurance on Vehicles will generally be required, although no assurance can be given that such insurance will be maintained. Each Receivable will require the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Company is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.


     In addition, although each Receivable generally gives the Company the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither the Company nor the Servicer is obligated to monitor whether such insurance is in fact being maintained, or to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Vehicles included in the Trust Property, as a result of which Securityholders could suffer a loss on their investment.

     Delinquencies  may vary over time,  and any increase in  delinquencies  may result in an unanticipated level of loss. There can be no assurance that the historical levels of delinquencies and losses experienced by the Company on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the related Trust Property or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies, the failure to service the Receivables Pool adequate, or the transfer or relocation of the Servicing from the Company or any Sub-Servicer to another.

     Provisions applicable to a Series will have adverse consequences for the subordinate Classes. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Consequently, the risk of loss on the related Receivables pool may be disproportionately allocated to the holders of the more subordinate classes, making the return on investment on such classes highly sensitive to the loss and delinquency levels of the related pool.

     The Company is not corporately liable on the Securities, and the only source of repayment will be the related Trust Property. Moreover, the Trust Property will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Issuer or debt secured by the related Trust Property, and will not represent a recourse obligation to other assets of the Company. No Securities of any series will be insured or guaranteed by the Company, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

     Master Trusts May Pose Spread Risks, since additional Series may be issued without the consent of the holders of prior Series. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities -- Master Trusts."


     Book-Entry Registration may further reduce liquidity and may lead to payment delays. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

     Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

     Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."


     Subprime lending may pose special risks to investors in the Securities. The Company's program is geared primarily to originating and acquiring Contracts in the so-called "subprime" automobile lending industry. The subprime market for credit consists of making loans which may not be made by traditional sources of credit, which in the automobile finance business is comprised of insured-deposit taking institutions such as banks, thrifts and credit unions, and finance companies which are "captives" (i.e., finance subsidiaries) of automobile manufacturers.

     A loan may be considered "subprime" primarily for one, or both, of two reasons: borrower credit considerations, and collateral considerations. A borrower may be considered a "subprime" credit due to limited income, tarnished credit history (e.g., prior bankruptcy, history of delinquent payments on other types of installment credit) or a lack of credit history (i.e., a relatively young individual who has not yet developed a "credit history profile).

     Collateral considerations in the subprime market primarily result from the financing, in many cases, of used vehicles. Although depreciation also affects new automobiles, the market value of an automobile which is several years old may be more difficult to ascertain than for a new, or brand-new vehicle, since such value will depend on mileage and general condition, which may vary substantially for different vehicles of a similar model year.


     As a result of all of the foregoing factors, the performance of a subprime portfolio may be more susceptible to performance deterioration than a prime portfolio, since the borrowers, being more marginal credits, are likely to be disproportionately affected by economic downturns, and since the collateral, often consisting of older, used vehicles, may be more difficult to value correctly.

     It is also possible that the subprime automobile finance business is more susceptible to loss than other segments of the subprime lending business generally, such as subprime mortgage lending, due to the mobility of the collateral.

     Another consideration with respect to the subprime automobile lending business relates to the degree to which the industry's asset-backed securities (such as the Securities offered hereby) are guaranteed, in whole or in part, by Credit Enhancers which themselves have assumed substantial exposure to this industry. See "Security Rating may be highly dependent on the ratings of an external Credit Enhancer" below. Although such Credit Enhancers typically have a "AAA" rating, if portfolios of subprime automobile receivables generally suffer lower than expected levels of performance, the ratings of such Credit Enhancers as have concentrated on this industry may be adversely affected, even if a specific receivables pool (such as one of the Company's pools) has not suffered such a lower than expected level of performance.

     The Company's automobile finance business is relatively new, with the initial Contracts having been originated or acquired only in May of 1996. Consequently, the Company has not been able to develop meaningful statistics relating to the historical performance of its portfolio. As a result, it is unknown how the Company's portfolio performs relative to the portfolios of other subprime lenders.

     Security Rating may be highly dependent on the ratings of an external Credit Enhancer. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

     The Rate of Payment on the Securities is  unpredictable,  and may be highly volatile; if the actual payment rate deviates from an Investor's expectations, such Investor's yield may be reduced substantially. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Servicer or the Company of Contracts from the related Trust Property on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Servicer or the Company of Contracts from the related Trust Property (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.


     The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust will experience.

     Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.


     Limitations on Interest Payments and Repossessions may result in reduced and/or delayed payments. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose (repossess and sell at auction) on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.



                               THE TRUST PROPERTY


     The Trust Property will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all monies (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables, (vii) the rights of the Company under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held in such Trust Property, unless the related Prospectus Supplement specifies that such earnings may be paid to the Servicer or the Company. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the
Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Securities -- Forward Commitments; Pre-Funding." In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust for the benefit of the holders of one ore more classes of Securities.


     The Receivables comprising the Trust Property will, as specifically described in the related Prospectus Supplement, be either (i) originated by the Company, (ii) originated by various manufacturers and acquired by the Company,
(iii) originated by various Dealers and acquired by the Company or (iv) acquired by the Company from originators or owners of Receivables.


     The Trust Property will include Receivables with respect to which the related Contract or the related Vehicles is subject to federal or state registration or titling requirements.



     The Receivables included in the Trust Property will be selected from those Receivables held by the Company based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

     With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Company or a Finance Subsidiary will form a Trust by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Company or a Finance Subsidiary and the Trustee or (ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

     The Receivables comprising the Trust Property will generally have been originated by the Company or acquired by the Company from Dealers in accordance with the Company's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Property will be described in all material respects in the related Prospectus Supplement.


                                   THE ISSUERS

     With respect to each series of Securities, the Company will either establish a separate Trust that will issue such Securities, or the Company will form a Finance Subsidiary that will issue such Securities, in each case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Finance Subsidiary, if the Finance Subsidiary issues the related Securities, or the related Trust, if a Trust issues the related
Securities, shall be referred to as the "Issuer" with respect to such Securities.

     Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Company to originate Receivables. The Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and the Company, as may be set forth in the related Prospectus Supplement.


     If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure the Defaulted Contracts. In such event, the factors described above under "Risk Factors -- Ownership of Contracts will not necessarily be vested in the related Trustee, with the result that delays and disruptions in payments may occur", "Risk Factors -- Security Interests in both the Receivables and the underlying Vehicles may not be valid under certain circumstances" and "Risk Factors -- Restrictions on Recoveries may result in the related Issuer receiving substantially less than the face amount of the related Contract" and described below under "Certain Legal Aspects of the Receivables" may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.



                                 THE RECEIVABLES

Receivables Pools

     Information with respect to the Receivables in the related Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cut-off Date.

The Contracts


     As specified in the related Prospectus Supplement, the Contracts may consist of Rule of 78s Contracts, or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis so that such payments may be accounted for, and presented on a basis consistent with, the payments on the Securities, which will in no case be based on the Rule 78s' method.


     "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial or simple interest method.


Delinquencies, Repossessions, and  Losses

     Certain information relating to the Company's delinquency, repossession and loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in the Company's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and loss experience on any Trust Property will be comparable to the Company's prior experience.



Maturity and Prepayment Considerations


     As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of factors, such as increasing or declining rates of interest, the rate of inflation, an improvement in the related Obligors' credit standing, and availability of alternative sources of financing. In addition, under certain circumstances, the Company will be obligated to acquire Receivables from the related Trust Property pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.


     The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.


                     ADVANTA'S AUTOMOBILE FINANCING PROGRAM

Overview

     Advanta Auto Finance, a wholly-owned subsidiary of Advanta Mortgage Holding Company, was established as an automotive finance company specializing in non-conforming auto financing. Advanta Auto Finance is engaged in the indirect financing of automotive purchases by consumers who have experienced credit problems, who are attempting to re-establish credit, who may not yet have sufficient credit history or who do not wish to deal with the traditional sources of financing (i.e. banks).

     Typical consumer characteristics include: customer has multiple delinquencies reported on his credit record, consumer's credit history inlcudes judgments, charge-offs, bankruptcy or repossession, consumer delinquency due to health reasons, divorce of unemployment, consumer either a renter or homeowner, consumer's request for financing turned down by banks and captives and underlying collateral either a new or used vehicle.

     Advanta Auto Finance offers an array of products to existing originators in order to establish long-term relationships. Advanta's products are marketed to existing originators through regional business development managers. Advanta Auto Finance purchases the closed, non-conforming auto finance contracts, which are originated by the existing originators and subsequently assigned to Advanta Auto Finance, on a flow/pool and bulk basis.

     Product determination criteria typically includes: the type of collateral (i.e. year, age and mileage), time at residence, time at employer, amount of gross monthly income, amount of selling price, trade-in value and advance rate via NADA or the Dealer's Invoice, DTI ratio, car payment-to-income ratio, FICO score and prior or current automobile credit.


Underwriting

     Advanta Auto Finance has policies and procedures in place to address the controls needed to analyze prospective credit applicants. Such procedures include verifying and evaluating the credit bureau report as well as other credit information obtained by the existing originator and the applicant.


     Auto finance contracts which are delivered on a flow/pool basis are generally underwritten in accordance with Advanta Auto Finance's established underwriting guidelines. These guidelines are reviewed and revised continuously based upon opportunities and prevailing conditions in the non-conforming auto market, as well as the expected market for the resulting securities.

     For contracts purchased via flow or pool, the existing originators are trained to underwrite to Advanta Auto Finance's underwriting criteria. As a result, the contracts purchased generally comply with established product guidelines. Any product exceptions must have compensating factors and must be approved by the appropriate level of authority at Advanta Auto Finance prior to funding. During the underwriting process for flow/pool contracts, the underwriter assesses both the borrower's ability and willingness to repay the obligation as well as the underlying vehicle collateral.

     All contracts are secured by either a new or used vehicle. Vehicles financed must have general market acceptance. Advance Auto Finance uses the Dealer's Invoice, NADA, Kelley Blue Book, Black Bood and Vintek appraisals to establish vehicles values. Valuations must be on an "as-is" basis.

     Eligible flow/pool contract collateral includes new and used cars, vans and light trucks from automobile manufacturers actively engaged in new car sales in the United States. Typical contract characteristics may include: vehicle age ranging from current year to five years of age, minimum loan amount of $5,000., maximum loan amount of $100,000., mileage at the end of the contract term cannot exceed 100,000 miles, maximum term of 60 months, minimum downpayment of 15% of vehicle selling price, maximum advance rate of 105% of NADA trade, Kelley wholesale or the Dealer's Invoice plus extras, debt to income ratio not to exceed 45% and minimum credit bureau risk scores. A credit report is required for all applicants. The credit report can be generated by either Equifax (BEACON score), TransUnion (EMPIRICA score) or TRW (FICO score).

     The auto finance contract flow/pool underwriting process includes the evaluation of residence stability, employment history, credit history, ability to pay, amount of income, debt ratio, credit bureau score and the value of the collateral. As a result, the contracts are underwritten to Advanta Auto Finance's underwriting guidelines which are generally consistent for the auto finance contracts delivered on a flow/pool basis.

     Auto finance contracts which are delivered on a pool/bulk basis may be originated by a variety of existing originators under several different underwriting guidelines. Advanta Auto Finance will generally cause the contracts acquired in a pool/bulk acquisition to be reunderwritten on a sample basis. Such reunderwriting may be performed by Advanta Auto Finance or by a third party acting at the direction of Advanta Auto Finance. Bulk originators are typically reviewed to verify that all applicable state and local laws including required licensing is adherded to. A quality control compliance review as well as an operational review is also generally performed.

     Each loan package must contain the original note agreement or contract, the title application or DMV lien receipt and proof of comprehensive/collision insurance.


Originators


     Advanta Auto Finance originates and purchases automobile finance contracts nationwide through originators. Originators may include, but are not limited to, brokers, small/large regional/national banks, finance companies and banks and credit unions as well as other sources of non-conforming auto financing.

     Originators must be approved by the appropriate level of authority at Advanta Auto Finance prior to Advanta Auto Finance originating and/or purchasing contracts from them. Documents generally required to be submitted to Advanta Auto Finance include: an executed standard purchase agreement, year-end audited financials, a list of major trade and finance references and a list of owners, partners, shareholders and officers. Moreover, the minimum net worth requirement is approximately $250 million.

     Prospective originators are subject to extensive reviews by Advanta Auto Finance. The reviews allow Advanta Auto Finance. The reviews allow Advanta Auto Finance to ascertain whether or not the prospective originator meets Advanta Auto Finance's requirements. Specifically, Advanta Auto Finance will analyze the potential originator's financial statements, determine whether they possess adequate net worth and determine whether they conduct business in accordance with Advanta Auto Finance established standards. Before purchasing loans from a potential originator, Advanta Auto Finance will require detailed information concerning the originator's contracts and agreements. Included in this documentation are retail sales contracts for each state the originator conducts business in, dealer agreements and marketing materials for pertinent programs. Additionally, the originator's outside counsel will normally assist in the process of drafting loan purchase agreements, providing sale opinions, obtaining lien perfection and filing UCC's.

     Upon acceptance as an originator, during the initial year, Advanta Auto Finance will conduct periodic reviews to ensure compliance with the established performance standards and guidelines. After the initial year, Advanta Auto Finance will generally perform annual reviews of the originator. The termination of an originator relationship can occur at any time.

                                  POOL FACTORS

     The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

     As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

     Except as provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be used by the Company for the acquisition of the related Receivables, for general corporate purposes, including, but not limited to, the purchase of additional Receivables from Dealers, repayment of indebtedness and general working capital purposes. The Company expects that it will make additional transfers of Receivables to the Trust from time to time, but the timing and amount of any such additional transfers will be dependent upon a number of factors, including the volume of

Contracts originated or acquired by the Company, prevailing interest rates, availability of funds and general market conditions.

                          THE COMPANY AND THE SERVICER


     Advanta is a wholly-owned subsidiary of Advanta Mortgage Holding Company. Advanta was incorporated in Nevada on October 20, 1995. Advanta purchases and causes to be serviced automobile loans which are originated and assigned to Advanta by automobile dealers. Advanta's executive offices are located at 300 Welsh Road, Suite 400, Horsham, PA 19044; telephone (215) 283-4200.


                                   THE TRUSTEE

     The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

     With respect to each series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement.

                          DESCRIPTION OF THE SECURITIES

General

     The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

     All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

     The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.


     Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

     A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

     In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

     As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-- annually, as described in the related Prospectus Supplement.


     The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date will be a specified date in each month, e.g., the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, a specified date in every third month; and in the case of semi-annual pay Securities, a specified date in every sixth month) and the Record Date will either be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs, or the close of business on the business day preceding such Payment Date.


     Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

     Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

     Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

     As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interests in the Trust Property or represent debt secured by the related Trust Property. To the extent that any Trust Property includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Master Trusts

     As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Company may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Residual Interest in the related Master Trust. Under each such Master Trust Agreement, the Company may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Company, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

     Each Master Trust Agreement provides that the Company may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Company will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Company may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

     Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New Issuance is to occur, the Company shall have given the related Trustee, the Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Company shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Company shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Company shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

Indexed Securities

To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index (each, an "Index") or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     Depending upon the Index used, the yield to maturity of an Indexed Security may be highly volatile. Such yield will be a function of the performance of the Index, and no necessarily of the level of interest rates generally, as will be the case with Securities offered hereby which are not Indexed Securities. Indexed Securities, to the extent offered, are likely to be appropriate investments only for sophisticated investors which would purchase such Securities as part of an overall hedging strategy, even though such Securities would be secured, as a credit matter, by the related pool of automobile loan receivables.


     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

Book-Entry Registration


     As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear

Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholders of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the Trustee in respect of each series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.


     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and

Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

     Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

     As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions  of  principal  of, and  interest  on, such  Securities  will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     With respect to each series of Securities, on or prior to each Payment Date for such series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Property setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

          (i) the amount of the distribution with respect to each class of Securities;

          (ii) the amount of such distribution allocable to principal;

          (iii) the amount of such distribution allocable to interest;

          (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

          (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

          (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

          (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and


          (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable. The actual information to be set forth in statements to Securityholders of a series will be described in the related Prospectus Supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

Forward Commitments; Pre-Funding


     An  Issuer  may  enter  into  an  agreement  (each,  a  "Forward   Purchase
Agreement") with the Company whereby the Company will agree to transfer additional Receivables to such Issuer following the date on which such Issuer is established and the related Certificates are issued. The Issuer may enter into Forward Purchase Agreements to permit the acquisition of additional Receivables that could not be delivered by the Company or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Receivables so transferred to the Issuer conform to the requirements specified in such Forward Purchase Agreement.

     If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related Series; the additional Receivables will be transferred to the related Issuer in exchange for money released to the Company from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; a Funding Period will generally not exceed three months, and in no event will exceed nine months. The Forward Purchase Agreement or the related Trust Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.

     During the Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not
constitute the type of investment which would require registration of the related Issuer as an "investment company" under the Investment Company Act of 1940, as amended.

     The related Forward Purchase Agreement and/or Trust Agreement will set forth the standards and required characteristics for pre-funded Receivables; such standards and required characteristics will be disclosed in the related Prospectus Supplement. Such standards and required characteristics will generally be applied by the Company and the related Trustee to assure such that the principal statistical measurements of the final pool do not vary materially from the final pool as it is required to appear, as disclosed in the related Prospectus Supplement. In most cases this will also mean that the final pool will not vary materially, in terms of its principal statistical characteristics, from the original pool ( i.e., the pool before the addition of the pre-funded Receivables). For purposes of the foregoing, the "principal statistical characteristics" will be the weighted average Coupon Rate, weighted average remaining term to maturity, average Contract balance outstanding, weighted average credit grade, and geographic distribution of Obligors.

     In the event that the Company is unable to deliver sufficient additional, qualifying Receivables to utilize fully the Pre-Funding Account moneys, the remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. It is expected that such moneys will be so applied at par, i.e., with the payment of any prepayment or other "make-whole" type premium. Depending upon the movement of interest rates from the pricing date of the related Securities to the date of such prepayment, holders of the prepaid class(es) may be unable to reinvest such prepaid amounts at a yield equal to (or in excess of) the yield that they were expecting to receive on their Securities. Furthermore, if an investor purchased such Securities at a premium prior to such prepayment, such investor could suffer a loss due to the prepayment being made at par, rather than at a premium.

     The Company expects to disclose, in its periodic reports to be filed with respect to each issuance of Securities, as required by the Exchange Act, the status of any Pre-Funding Account as of each Payment Date occurring during the related Funding Period. The Company does not expect to provide any "loan level" detail with respect to such additional Receivables, since the material required characteristics thereof will be set forth in the related Prospectus Supplement.


                       DESCRIPTION OF THE TRUST AGREEMENTS


         The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Property will be created and the related Securities in respect of such Trust Property will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Origination of the Receivables by the Company and Acquisition of the Receivables Pursuant to a Receivables Acquisition Agreement

     On the closing date specified with respect to any given series of Securities (the "Closing Date"), the Company or a Finance Subsidiary will transfer Receivables originated by the Company either to a Trust pursuant to a Pooling Agreement, or will pledge the Company's or the Finance Subsidiary's right, title and interests in and to such Receivables to a Trustee on behalf of the Securityholders pursuant to an Indenture. The Company or a Finance Subsidiary will either transfer the Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Company's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The obligations of the Company or a Finance Subsidiary and the Servicer under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, the Company will be obligated to acquire from the related Trust Property its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Company of the breach. In addition, if so specified in the related Prospectus Supplement, the Company may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Trust Agreement.

Accounts

     With respect to each series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

     Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.


     For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Company, the Servicer or their respective affiliates or other trusts created by the Company or its affiliates (any such Eligible Investments described in this sentence, "Company Investment Contracts"). A Company Investment Contract will be funding agreement designed to allow the Company or the related Servicer access to the money held in the related Trust Account prior to the date on which such money is required to make distributions to the Securityholders. In effect, the money in the Trust Accounts will be invested in a note issued by the Company or the related Servicer. Any such Company Investment Contract would be employed to lessen the effects of "negative carry" or "negative arbitrage "on the structure of the Securities, i.e., to permit the reinvestment of the Trust Account moneys at a higher rate than would be obtainable through investment of other types of Eligible Investments. The terms of any Company Investment Contract will be described in the related Prospectus Supplement, and a copy thereof will be filed with the Commission on a Current Report in connection with the issuance of the related Securities.

     Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

The Servicer


     The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be the Company, its designee, or an affiliate of the Company and may have other business relationships with the Company or the Company's affiliates. The Servicer with respect to each series will service the Receivables contained in the Trust Fund for such series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.


     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default (as hereinafter defined) by the Servicer under the related Trust Agreement.

Servicing Procedures

     Each Trust Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables which are part of the Trust Fund and, in a manner consistent with the related Trust

Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities) may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Vehicle securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

     The material aspects of any particular Servicer's collections and other relevant procedures will be set forth in the related Prospectus Supplement.

Payments on Receivables

     With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit into the Collection Account all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within three (3) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for Trust Property may be commingled with funds from other sources.

Servicing Compensation

     As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets of the Trust Property, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates). Generally, the Servicing Fee will be paid prior to any distribution to the related Securityholders.

     The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.


     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending billing statements to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

     With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable
Trustee to the holders of Certificates (the "Certificateholders") of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

     The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Statements to Indenture Trustees and Trustees

     Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

Evidence as to Compliance

     Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

     Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults (as hereinafter defined) under the related Trust Agreement.


     Copies  of  such   statements   and   certificates   may  be   obtained  by
Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

Certain Matters Regarding the Servicers

     Each Trust Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Agreement.

     Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in any such Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under such Trust Agreement.

Servicer Default

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for more than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for more than thirty (30) days after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or (2) to the Servicer, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 50% of the voting rights of such outstanding Securities; (iii) any Insolvency Event; and (iv) any claim being made on a Policy issued as Credit Enhancement. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Default

     As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 50% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

Waiver of Past Defaults

     With respect to each Trust, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.


Amendment

     As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

Insolvency Event

     As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Property, the related Trust will terminate, and the Receivables of the related Trust Property will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Company) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Company, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Termination

     With respect to each Trust, the obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust Property, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Property, as of the end of any Collection Period immediately preceding a Payment Date, if the Pool Balance of the related
Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Property, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

     If and to the extent provided in the related Prospectus Supplement with respect to the Trust Property, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Property will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

     The transfer of Receivables by the Company or its Finance Subsidiary to the Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.

Security Interests in the Financed Vehicles

     General

     Retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the related automobiles and light duty trucks under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     Perfection

     Pursuant to the Trust Agreement, the Company will sell and assign the Receivables it has originated or acquired and its security interests in the Vehicles to the Trustee. Alternatively, the Company may sell and assign the Receivables and its interest in the Vehicles to a Finance Subsidiary which will, in turn, sell and assign such Receivables and related security interests to the Trustee. Each of the related Prospectus Supplements will specify whether, because of the administrative burden and expense, the Company, the Servicer or the Trustee will amend any certificate of title to identify the Trustee as the new secured party on the certificates of title relating to the Vehicles. Each of the related Prospectus Supplements will specify the UCC financing statements to be filed in order to perfect the transfer to the Finance Subsidiary of Receivables and the transfer by the Finance Subsidiary to the Trustee of the Receivables. Further, although the Trustee will not rely on possession of the Receivables as the legal basis for the perfection of its interest therein or in the security interests in the Vehicles, the Servicer, as specified in the related Prospectus Supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

     A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of such states, the assignment by the Company of its interest in the Receivables to the Trustee under the related Trust Agreement is an effective conveyance of the security interest of the Company in the Receivables, and specifically, the Vehicles, without such re-registration and without amendment of any lien noted on the related certificate of title, and (subject to the immediately succeeding paragraphs) the Trustee will succeed to the Company's rights as secured party.

     Although re-registration of a Vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error , the notation of the Company's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In the related Trust Agreement, the Company or its Finance Subsidiary will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the Company failed to obtain a first priority perfected security interest, the Company's security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the Company's or the Finance Subsidiary's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Company or Finance Subsidiary would be required to repurchase the related Receivables from the Trustee unless the breach were cured.

     Continuity of Perfection

     Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

     Priority of Certain Liens Arising by Operation of Law

     Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Company will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the Company's repurchase obligation under the related Trust Agreement.

Repossession

     In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

Notice of Sale; Redemption Rights

     The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.


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


     Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in--Lending Act, the Equal
Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

     Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

     Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Trust Agreement and may create an obligation of the Company to repurchase such Receivable unless the breach were cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     As specified in the related Prospectus Supplement, the Company (or its Finance Subsidiary, if any) will represent and warrant under the related Trust Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Trust Agreement and would create an obligation of the Company (or its Finance Subsidiary, if any) to repurchase such Receivable unless the breach were cured.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Receivable (including an Obligor who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support
(as specified in each Prospectus Supplement), could result in losses to the Securityholders.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Dewey Ballantine, special federal tax counsel for the Company ("Federal Tax Counsel"), is of the opinion that the discussion hereunder fully and fairly discloses all material federal tax risks associated with the purchase, ownership and disposition of the Notes and Certificates. The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on all of the issues discussed below. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether the Trust will be treated as a partnership under the Code, whether the Trust will be treated as a grantor trust, or whether it is intended that the Trust serve as a security device for the issuance of Certificates that are to be treated as indebtedness for federal income tax purposes. The Prospectus Supplement for each series of Certificates will specify whether the Trust will be treated as a partnership, a grantor trust, or is intended to serve as a security device as just described. In addition, if the related Prospectus Supplement so provides, the Transaction Documents for a Trust may provide that an election will be made on or after September 1, 1997 to qualify such Trust as a Financial Asset Securitization Investment Trust pursuant to new provisions of the Code which will be effective as of such date.

TRUSTS TREATED AS PARTNERSHIPS

Tax Characterization of the Trust as a Partnership

     Federal Tax Counsel will deliver its opinion that a Trust which is intended to be a partnership, as specified in the related Prospectus Supplement, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Holders of the Notes Issued by a Partnership

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that in its opinion the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes ( i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., generally 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions the Notes generally will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, as principal payments are made on the Note. However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount, and premium on the Note using the constant yield method. See "Trusts Treated as Grantor Trusts-- Taxation of Holders if Stripped Bond Rules Do Not Apply--Election to Treat All Interest as OID" for a discussion of such election. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Foreign Investor, as defined below, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Investor and the Foreign Investor (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Investor and providing the Foreign Investor's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Foreign Investor that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year, and (iii) in the case of gain representing accrued interest or OID, the conditions described in the immediately preceding paragraph are satisfied.

     If the  interest,  gain or income on a Note held by a Foreign  Investor  is effectively connected with the conduct of a trade or business in the United States by the Foreign Investor (although exempt from the withholding tax previously discussed if the holder provides an appropriate and timely statement on Form 4224), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

     Proposed Treasury regulations which would be effective for payments made after December 31, 1997 if adopted in their current form would provide alternative certification requirements and means by which a Foreign Investor could claim the exemptions from federal income and withholding taxes.

     For purposes of this tax discussion, a Foreign Person or Foreign Investor is any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income taxation regardless of source, or (iv) a trust other than a "Foreign Trust," as such term is defined in Section 7701(a)(31) of the Code.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing, among other things, the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt
Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to Foreign Investors generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Tax Consequences to Holders of the Certificates Issued by a Partnership

     Treatment of the Trust as a Partnership. The Seller and TMS Auto Finance will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and TMS Auto Finance is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Generally, provided such Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although. Federal Tax Counsel is unable to opine that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of some of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Such deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds certain limits.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.



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



     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. Proposed regulations would provide that if a termination occurs the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase takes place.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Affiliated Purchaser is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust



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




will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-l. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, I under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. As discussed below, an investment in a Certificate is not suitable for any Foreign Person, as defined above, which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such Foreign Person.

     No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to a Foreign Person of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes



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



with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other Foreign Persons. Also, in such cases, a Foreign Person that is a corporation may be subject to the branch profits tax. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a United States federal individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a Foreign Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See "--Tax Consequences to Holders of the Notes Issued by a Partnership-Foreign Holders" for a discussion of portfolio interests. As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders would be subject to United States Federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A Foreign Person would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of the Trust as a Grantor Trust

     As specified in the related Prospectus Supplement, if a partnership election is not made and the Certificates are not treated as debt for federal income tax purposes as discussed below, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer.

Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such holder's other miscellaneous itemized deductions exceed two percent of such holder's adjusted gross income. Such deductions may also be limited by Code Section 68 for an individual whose adjusted gross income exceeds certain limits. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.

Taxation of Holders If Stripped Bond Rules Apply

     In the absence of comprehensive regulations, Federal Tax Counsel is unable to opine as to the tax treatment of stripped bonds. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See "--Original Issue Discount" herein. Based on the preamble to the Section 1286 Treasury regulations, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury regulations, assuming all other requirements for treatment as qualified stated interest are satisfied, and such income will be so treated in the Trustee's tax information reporting.

     Original Issue Discount. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. Although the proper method is not entirely clear, the Trust intends to calculate the daily portions of OID with respect to a Stripped Bond generally as follows. A calculation will be made of the portion of OID that accrues on the Stripped

Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.

Taxation of Holders If Stripped Bond Rules Do Not Apply

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is unclear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption or it prepays faster than the prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated



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



redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, Federal Tax Counsel is unable to opine as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

Taxation of Holders Regardless of Whether Stripped Bond Rules Apply

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Subject to the discussion of market discount above, such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. To the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is a Foreign Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is a Foreign Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would be considered portfolio interest and would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is the beneficial owner, is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the Obligor is not a natural person in order to qualify for the exemption from withholding. See "--Tax Consequences to Holders of the Notes Issued by a Partnership--Foreign Holders" for a discussion of when interest will constitute portfolio interest.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

     Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications the Certificates will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

     The Seller will express in the Trust Documents its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Receivables. The Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Seller expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

     In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

     While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible
Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."

Taxation of Income of Debt Certificateholders


     As set forth above, it is expected that Federal Tax Counsel will advise the Seller that the Debt Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued by a Partnership."

     If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued by a Partnership") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificate constitutes "qualified stated interest" that is not included in a Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Certificates as "qualified stated interest".

Tax Characterization of Trust

     Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the issuance of the Debt Certificates of such series will not cause the applicable Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation


     The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Seller and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Seller currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

     If a transaction were treated as creating a partnership between the Seller and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

Foreign Investors

     If the IRS were to contend successfully that the Debt Certificates are interest in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a Foreign Investor and such Foreign Investor would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

     Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, the Foreign Investor would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Trusts Treated as Partnerships--Tax Consequences to
Holders of the Certificates Issued by the Partnership--Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the consequences of an equity investment by a Foreign Investor in an entity characterized as a partnership.

     If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30% unless such rate were reduced or eliminated by an applicable income tax treaty.

                            STATE AND LOCAL TAXATION

     The discussion above does not address the tax treatment of a Trust, the Certificates, the Notes or the holders of Certificates or Notes of any series under state and local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust, the Certificates, the Notes and the consequences of purchase, ownership or disposition of the Certificates and Notes under any state or local tax law.


                              ERISA CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                             METHODS OF DISTRIBUTION


     The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

     The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Company with institutional investors through dealers;

          3. By direct placements by the Company with  institutional  investors;
     and


          4. By competitive bid.

     If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Company.



     It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof. The Commission is of the opinion that indemnification for securities law violations is contrary to the public policy expressed in the federal securities laws, and, consequently, that such indemnification provisions are unenforceable.


     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

     Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York, or other counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

     Certain specified Trust Property will secure each series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities, except for serial issuances by a Master Trust. Accordingly, no financial statements with respect to any Trust Property will be included in this Prospectus or in the related Prospectus Supplement.

     A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.


                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.


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


                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


Accrual Securities ...................................................    6
Additional Receivables ...............................................   10
AFS ..................................................................    4
APR ..................................................................   9,21
Cede .................................................................   10
CEDEL  Participants ..................................................   30
 Certificateholders ..................................................   36
Certificates .........................................................   1,4
Class ................................................................    1
Closing  Date ........................................................   32,34
Collection  Account ..................................................   34
Commission ...........................................................    2
Commodity Indexed  Securities ........................................   28
 Company
                        ..............................................    4
Contracts ............................................................   1,4
 Cooperative .........................................................   30
Credit  Enhancement ..................................................   18
Credit  Enhancer .....................................................   18
Currency Indexed  Securties ..........................................   28
Dealers ..............................................................    4
Debt Securities ......................................................   12
Definitive  Securities ...............................................   31
 Depositaries ........................................................   29
Direct  Participants .................................................   17
Distribution  Account ................................................   34
 DTC .................................................................   11
Eligible Deposit  Account ............................................   35
Eligible  Institution ................................................   35
Eligible  Investments ................................................   34
ERISA ................................................................   12
Euroclear  Operator ..................................................   30,31
Euroclear  Participants ..............................................   30

Event of  Default ....................................................   31
Exchange Act .........................................................   2,12
Face  Amount .........................................................   28
Finance  Subsidiary ..................................................   15
Fixed Income Securities ..............................................    6
Forward Purchase  Agreement ..........................................   32
FTC  Rule ............................................................   44
Funding  Period ......................................................   32
Grantor Trust Securities .............................................   12
Holder-in-Due-Course  Rule ...........................................   44
Indenture ............................................................    5
Indenture Trustee ....................................................    5
 Index ...............................................................   28
Indexed  Commodity ...................................................   28
Indexed  Currency ....................................................   28
Indexed Principal  Amount ............................................   28
Indexed  Securities ..................................................   28

Indirect Participants ................................................  17,29
Insolvency Event .....................................................  38
Insolvency Laws ......................................................  15
Interest Rate ........................................................  2,6
Investment Company Act ...............................................   7
Investment Earnings ..................................................  35
Issuer ...............................................................  1,4,20
Master Trust .........................................................   8
Master Trust Agreement ...............................................   8
Master Trust New  Issuance ...........................................  27
 Noteholders .........................................................  36
Notes ................................................................  1,4
 Participants ........................................................  29
Partnership Interests ................................................  12
Pass-Through Rate ....................................................   2
Payment Date .........................................................   6
Policy ...............................................................  1,5
Pool Balance .........................................................  24
Pool Factor ..........................................................  24
Pooling Agreement ....................................................   5
Pre-Funding Account ..................................................  10
Pre-Funding Period ...................................................  10
 Prepayment ..........................................................  19
Prospectus Supplement ................................................   1
Rating Agencies ......................................................  12
Ratings  Effect ......................................................  17,28

Receivables ..........................................................  1,4,5
Record Date ..........................................................   6
Registration Statement ...............................................   2
Relief  Act ..........................................................  19,45
Remittance Period ....................................................   7
Residual Interest ....................................................   8
Rule of 78s ..........................................................  9,21
Rule of 78s Contracts ................................................  21
 Rules ...............................................................  30
Securities ...........................................................   1
Securities Act .......................................................   2
Security Insurer .....................................................  11
 Securityholder ......................................................  30
Securityholders ......................................................   6
Senior Securities ....................................................   6
Servicer .............................................................  1,4
Servicer Default .....................................................  38
Servicing Agreement ..................................................   5
Servicing Fee ........................................................  36
Servicing Fee Rate ...................................................  36
Simple Interest Contracts ............................................  9,21
Stock  Index .........................................................  28
Stock Indexed Securities .............................................  28
Strip Securities .....................................................   6
Subordinate Securities ...............................................   6
Terms and  Conditions ................................................  31
Transferor ...........................................................   4
Trust ................................................................  1,4
Trust Accounts .......................................................  34

Trust Agreement ......................................................   5,33
Trust Property .......................................................   1,4
Trustee ..............................................................    5
Vehicles .............................................................   1,4
Vendors ..............................................................    4
Accrual Securities ...................................................    7
Additional Receivables ...............................................   11
Advanta ..............................................................    4
APR ..................................................................   10,21
Cede .................................................................   11
CEDEL Participants ...................................................   31
Certificateholders ...................................................   36
Certificates .........................................................   1,4
Class ................................................................    1
Closing Date .........................................................   33,34

Collection Account ...................................................   34
Collectors ...........................................................   24
Commission ...........................................................    2
Commodity Indexed Securities .........................................   29
Company ..............................................................    4
Contracts ............................................................   1,4,22
Cooperative ..........................................................   31
Credit Enhancement ...................................................   18
Credit Enhancer ......................................................   18
Currency Indexed Securities ..........................................   29
Dealers ..............................................................    4
Debt Securities ......................................................   13
Definitive Securities ................................................   32
Depositaries .........................................................   29
Direct Participants ..................................................   18
Distribution Account .................................................   34
DTC ..................................................................   11
Eligible Deposit Account .............................................   35
Eligible Institution .................................................   35
Eligible Investments .................................................   34
ERISA ................................................................   13
Euroclear Operator ...................................................   31
Euroclear Participants ...............................................   31
Event of Default .....................................................   32
Exchange Act .........................................................   2,14
Face Amount ..........................................................   29
Finance Subsidiary ...................................................   16
Fixed Income Securities ..............................................    6
Fixed Value Contracts ................................................   10,21
Forward Purchase Agreement ...........................................   33
FTC Rule .............................................................   44
Funding Period .......................................................   33
Grantor Trust Securities .............................................   13
Holder-in-Due-Course Rule ............................................   44
Indenture ............................................................    5
Indenture Trustee ....................................................    5
Index ................................................................   28
Indexed Commodity ....................................................   29
Indexed Currency .....................................................   28
Indexed Principal Amount .............................................   28

Indexed Securities ...................................................  28
Indirect Participants ................................................  18,29
Insolvency Event .....................................................  38
Insolvency Laws ......................................................  16
Interest Rate ........................................................  2,6

Investment Company Act ...............................................   8
Investment Earnings ..................................................  35
Issuer ...............................................................  1,4,20
Master Trust .........................................................   8
Master Trust Agreement ...............................................   8
Master Trust New Issuance ............................................  27
Noteholders ..........................................................  36
Notes ................................................................  1,4
Participants .........................................................  29
Partnership Interests ................................................  13
Pass-Through Rate ....................................................   2
Payment Date .........................................................   7
Policy ...............................................................  1,5
Pool Balance .........................................................  25
Pool Factor ..........................................................  25
Pooling Agreement ....................................................   5
Pre-Funding Account ..................................................  11
Pre-Funding Period ...................................................  11
Prepayment ...........................................................  18
Prospectus Supplement ................................................   1
Rating Agencies ......................................................  14
Ratings Effect .......................................................  18,28
Receivables ..........................................................  1,4,5
Record Date ..........................................................   7
Registration Statement ...............................................   2
Relief Act ...........................................................  19,45
Remittance Period ....................................................   7
Residual Interest ....................................................   8
Rule of 78s ..........................................................  9,21
Rule of 78s Contracts ................................................  21
Rules ................................................................  30
Securities ...........................................................   1
Securities Act .......................................................   2
Security Insurer .....................................................  12
Securityholder .......................................................  30
Securityholders ......................................................   7
Senior Securities ....................................................   7
Servicer .............................................................  1,4
Servicer Default .....................................................  38
Servicing Agreement ..................................................   5
Servicing Fee ........................................................  36
Servicing Fee Rate ...................................................  36
Simple Interest Contracts ............................................  10,21
Stock Index ..........................................................  29
Stock Indexed Securities .............................................  29
Strip Securities .....................................................   6
Subordinate Securities ...............................................   7
Terms and Conditions .................................................  31
Transferor ...........................................................   4
Trust ................................................................  1,4

Trust Accounts .......................................................    34
Trust Agreement ......................................................  5,34
Trust Property .......................................................   1,4
Trustee ..............................................................     5
Vehicles .............................................................   1,4
Vendors ..............................................................     4

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.


                  SEC Filing Fee .................   $    303
                  Trustee's Fees and Expenses ....     15,000
                  Legal Fees and Expenses ........    212,500
                  Accounting Fees and Expenses ...     30,000
                  Printing and Engraving Expenses      35,000
                  Blue Sky Qualification and Legal
                    Investment Fees and Expenses .     10,000
                  Rating Agency Fees .............     40,000
                  Certificate Insurer's Fee ......     40,000
                  Miscellaneous ..................    200,000
                                                     --------

                       TOTAL .....................   $582,803
                                                     ========



----------



Item 15. Indemnification of Directors and Officers.

     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.


     Section 8 of the Certificate of Incorporation of Advanta Auto Finance Corporation provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities. Advanta Corp., the ultimate corporate parent of Advanta Auto Finance Corporation, maintains certain policies of liability insurance coverage for the officers and directors of Advanta Corp. and certain of its subsidiaries, including Advanta Auto Finance Corporation.


     The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that Advanta Auto Finance Corporation will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under
the  common  law,  which  arise  out  of  or  are  based  on  certain   material
misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse Advanta Auto Finance Corporation with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

     Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

Item 16. Exhibits.


     1.1*      -- Form of Underwriting Agreement - Notes.

     1.2*      -- Form of Underwriting Agreement - Certificates.

     *3.1**    -- Certificate  of   Incorporation   of  Advanta  Auto  Finance
                  Corporation.

     *3.2**    -- By-Laws of Advanta Auto Finance Corporation.

     4.1*      -- Form of Indenture between the Trust and the Indenture Trustee.

     4.2*      -- Form of  Indenture  between  the  Sponsor  and the  Indenture
                  Trustee.

     4.3*      -- Form of Pooling and Servicing Agreement.

     4.4*      -- Form of Trust Agreement.

     5.1**     -- Opinion of Dewey Ballantine with respect to validity.

     8.1*      -- Opinion of Dewey Ballantine with respect to tax matters.

     10.1*     -- Form of Receivables Acquisition Agreement.

     23.1*     -- Consents of Dewey  Ballantine  are  included in its  opinions filed as Exhibits 5.1 and 8.1 hereto.

     99.1**    -- Form of Prospectus Supplement - Certificates and Notes.


     99.2**    -- Form of Prospectus Supplement - Notes.


     99.3**    -- Form of Prospectus Supplement - Certificates.


     99.4**    -- Form of Prospectus Supplement - Master Trust.

*    Previously filed.

**   Filed herewith.


Item 17. Undertakings.

A.   Undertaking in respect of indemnification

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     B.   Undertaking pursuant to Rule 415.

          The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C.   Undertaking pursuant to Rule 430A.


          The Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) With respect to Securities styled as Notes, the Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act."

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, State of Pennsylvania on the 21st day of February, 1997. As of the date hereof, the Registrant reasonably believes that the Security rating requirement for asset-backed offerings on Form S-3 will be met at the time of each sale.


                                   ADVANTA AUTO FINANCE CORPORATION

                                   By /s/ David E. Plante
                                      --------------------------------
                                      David E. Plante
                                      President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                       Title                          Date

     ---------                       -----                          ----

/s/ David E. Plante            Director and President             February 21,
--------------------------     Principal Executive Officer        1997
    David E. Plante

                               Vice President and Treasurer       February 21,
                               (Principal Financial Officer and   1997
/s/ Mark T. Dunsheath          Principal Accounting Officer)
-------------------------
    Mark T. Dunsheath

                               Director and Chairman of the
                               Board of Directors                 February 21 ,
/s/ Milton Riseman                                                1997
-------------------------
    Milton Riseman



================================================================================

                                  EXHIBIT INDEX






--------------------------------------------------------------------------------
   Exhibit     Description of Documents
--------------------------------------------------------------------------------

     1.1       Form of Underwriting Agreement - Notes.

--------------------------------------------------------------------------------

     1.2       Form of Underwriting Agreement - Certificates.

--------------------------------------------------------------------------------

   * 3.1       Certificate of Incorporation of Advanta Auto Finance Corporation.

--------------------------------------------------------------------------------

   * 3.2       By-Laws of Advanta Auto Finance Corporation.


--------------------------------------------------------------------------------

     4.1       Form of Indenture between the Trust and the Indenture Trustee.

--------------------------------------------------------------------------------

     4.2       Form of Indenture between the Sponsor and the Indenture Trustee.

--------------------------------------------------------------------------------

     4.3       Form of Pooling and Servicing Agreement.

--------------------------------------------------------------------------------

     4.4       Form of Trust Agreement.

--------------------------------------------------------------------------------

   * 5.1       Opinion of Dewey Ballantine with respect to validity.

--------------------------------------------------------------------------------

     8.1       Opinion of Dewey Ballantine with respect to tax matters.

--------------------------------------------------------------------------------

    10.1       Form of Receivables Acquisition Agreement.

--------------------------------------------------------------------------------

    23.1 Consents of Dewey Ballantine are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

--------------------------------------------------------------------------------

   *99.1       Form of Prospectus Supplement - Certificates and Notes.

--------------------------------------------------------------------------------

   *99.2       Form of Prospectus Supplement - Notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   *99.3       Form of Prospectus Supplement - Certificates.


--------------------------------------------------------------------------------

   *99.4       Form of Prospectus Supplement - Master Trust.

================================================================================

*    Filed herewith.